Exhibit 99

F & M Bank Corp.---News and Financials

F & M BANK CORP. REPORTS 2ND QUARTER FINANCIAL RESULTS

TIMBERVILLE, VA—July 25, 2003—F & M Bank Corp. (OTCBB: FMBM), parent company of Farmers & Merchants Bank, reports net income in the second quarter 2003, was $1,223,000 or $.50 per share, compared to $1,161,000 or $.48 per share the second quarter of 2002, an increase of 5.63% in earnings per share.

For the six months ended June 30, 2003, net income was $2,076,000 or $.86 per share compared to $1,950,000 or $.80 per share for the first six months of 2002.
Net interest income through the end of the second quarter increased 6.62% compared with a year ago; noninterest income increased 15.72% and noninterest expense increased 12.63% during the same period.

On an annualized basis, return on average assets at the end of the second quarter was 1.35% and return on average shareholders' equity was 13.86%.  As of June 30, 2003, assets increased 5.35%, deposits increased 10.66% and loans increased .06% compared to a year ago.
Reserve for loan losses at the end of the second quarter was $1,566,000 or .78% of loans while shareholders' equity totaled $30,773,000.  A quarterly dividend of $.17 per share will be paid August 5, 2003 to shareholders of record July 8, 2003.

F & M Bank Corp. President and CEO Julian Fisher said, "We are pleased with our results through six months of 2003."  Fisher explained, "Interest rate adjustments by the Federal Reserve Bank have resulted in the prime rate decreasing to 4.00% in June, the 13th decrease since January, 2001. This action by the Fed continues to exert pressure on our net interest margin. Lending has been flat due to our unwillingness to commit funds long-term at historically low rates of interest. We are extremely liquid at this time, and although that places a short-term strain on interest margins, we believe it positions us favorably to react to any increase in loan or bond yields. Although non-performing loans have increased compared to the same period in 2002, most of the increase is in several large, well-secured real estate loans. We believe that the risk of substantial losses, which could cause an increase in funding for the provision for loan losses, is minimal.”

Fisher continued, “We are expanding our efforts to develop sources of non-interest income. Our mortgage and investments office, which opened in Harrisonburg in December 2002, became profitable within ninety days and should continue as a source of non-interest income. In the second quarter, we began a bounce protection program and offered a skip-a-pay feature on consumer loans. Both of these initiatives have been very successful thus far." Fisher concluded, "We continue to experience good deposit growth as customers seek out a local financial institution to meet their banking and investing needs."

Farmers & Merchants Bank, which opened in 1908 and is the oldest financial institution native to Rockingham County, VA., owns Farmers & Merchants Financial Services, Inc., which offers non-deposit, non-insured investment alternatives such as mutual funds and annuities.

Common stock of the bank's parent company, F & M Bank Corp. is traded on the Over-the-Counter Bulletin Board under the symbol FMBM.

Market makers include the following: Davenport & Company, Legg Mason, Monroe Securities, McKinnon & Company and BB&T Capital Markets (retail trading through its subsidiary Scott & Stringfellow).

This news release contains forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections. Please refer to F & M Bank Corp. filings with the Securities and Exchange Commission for a summary of important factors that could affect F & M Bank Corp. forward-looking statements. F & M Bank Corp. undertakes no obligation to revise these statements following the date of the news release.

SOURCE:

F & M Bank Corp.

CONTACT:

Neil Hayslett, SVP/CFO, Farmers & Merchants Bank

540-896-8941 or neilhayslett@farmersandmerchants.biz

F & M Bank Corp.
Financial Highlights
(In Thousands Except Ratios)

	Six Months Ended June 30			Three Months Ended June 30		
	2003	2002	Change	**2003**	2002	Change
Financial Ratios						
Return On Average Assets	1.35%	1.35%	0 BP	1.58%	1.61%	(3) BP
Return On Average Shareholders' Equity	13.86%	13.53%	33	16.16%	16.11%	5
Net Interest Margin (FTE)	3.86%	3.91%	(5)	3.81%	3.98%	(17)
Efficiency Ratio	53.08%	51.46%	(162)	50.18%	46.93%	(325)
Book Value per Share	$ 12.72	$ 11.94	6.53 %			
Average Balances						
Loans	200,693	188,510	6.5 %	200,554	$ 195,547	2.6 %
Earning Assets	282,028	260,867	8.1	283,791	266,146	6.6
Total Assets	307,146	283,582	8.3	308,922	288,638	7.0
Interest-Bearing Deposits	204,511	185,169	10.4	205,904	186,694	10.3
Total Deposits	234,341	212,449	10.3	236,811	215,128	10.1
Short-term Debt	7,628	8,804	(13.4)	7,724	8,469	(8.8)
Long-term Debt	30,372	26,929	12.8	29,384	28,913	1.6
Allowance For Loan Losses						
Beginning Balance	1,477	1,289	14.6 %	1,545	$ 1,339	15.4 %
Provision For Loan Losses	133	174	(23.6)	62	107	(42.1)
Loans Charged Off	(82)	(93)	(11.8)	(60)	(50)	20.0
Recoveries	38	55	(30.9)	19	29	(34.5)
Ending Balance	1,566	1,425	9.9	1,566	1,425	9.9
Nonperforming Assets						
Nonperforming Loans						
Past Due 90 Days Or More	2,866	1,090	162.9 %			
Nonaccrual Loans	0	680	(100.0)			
Restructured Loans	0	0	0.0			
Total Nonperforming Loans	2,866	1,770	61.9			
Other Real Estate	119	285	(58.2)			
Total Nonperforming Assets	2,985	2,055	45.3

F & M Bank Corp.
Consolidated Balance Sheets
(In Thousands)

	June 30		
	2003	2002	Change
Assets			
Cash and due from banks	**$6,358**	$4,909	29.52%
Interest-bearing bank balances	**10,014**	6,474	54.68%
Federal funds sold	**11,155**	0	N/A
Investment securities:			
Held to maturity, at amortized cost	**875**	1,880	-53.46%
Available for sale, at market value	**57,174**	59,067	-3.20%
Other investments	**5,195**	4,935	5.27%
Loans	**200,737**	200,472	0.13%
Less allowance for loan losses	**(1,566)**	(1,424)	9.97%
Net Loans	**199,171**	199,048	0.06%
Premises and equipment	**4,900**	4,442	10.31%
Other assets	**13,332**	11,768	13.29%
Total Assets	**$308,174**	$292,523	5.35%
Liabilities			
Deposits:			
Noninterest bearing demand	**$32,728**	$28,529	14.72%
Savings, N.O.W. and Money Market Accounts	**78,252**	70,626	10.80%
Certificates of deposit of less than $100,000	**126,139**	115,113	9.58%
Total deposits	**237,119**	214,268	10.66%
Short-term debt	**6,782**	11,196	-39.42%
Long-term debt	**28,548**	33,076	-13.69%
Other liabilities	**4,952**	5,054	-2.02%
Total Liabilities	**277,401**	263,594	5.24%
Shareholders' Equity			
Common stock $5 par value, 2,418,678 and 2,423,878 issued and outstanding in 2003 and 2002, respectively	**12,093**	12,119	-0.21%
Surplus	**231**	306	-24.51%
Retained earnings	**18,644**	16,660	11.91%
Accumulated other comprehensive income (loss)	**(195)**	(156)	25.00%
Total Stockholders' Equity	**30,773**	28,929	6.37%
Total Liabilities and Stockholders' Equity	**$308,174**	$292,523	5.35%

F & M Bank Corp.
Consolidated Statements of Income
(In Thousands Except Share Data and Note)

	Three Months Ended June 30			Six Months Ended June 30		
	2003	2002	Change	2003	2002	Change
Interest Income						
Interest and fees on loans	$3,537	$3,709	-4.64%	$7,125	$7,230	-1.45%
Interest and dividends on investment securities	557	651	-14.44%	1,189	1,252	-5.03%
Interest on bank balances	42	115	-63.48%	90	280	-68.00%
Interest on federal funds sold	66	15	340.00%	98	47	108.51%
Total Interest Income	4,202	4,490	-6.41%	8,502	8,809	-3.49%
Interest Expense						
Interest on demand accounts	56	82	-31.71%	114	156	-26.92%
Interest on savings deposits	131	186	-29.57%	273	367	-25.61%
Interest on time deposits	1,042	1,261	-17.37%	2,116	2,628	-19.48%
Total interest on deposits	1,229	1,529	-19.62%	2,503	3,151	-20.56%
Interest on short-term debt	14	27	-48.15%	27	56	-51.79%
Interest on long-term debt	321	337	-4.75%	664	624	6.41%
Total Interest Expense	1,564	1,893	-17.38%	3,194	3,831	-16.63%
Net Interest Income	2,638	2,597	1.58%	5,308	4,978	6.62%
Provision for Loan Losses	61	107	-42.99%	133	174	-23.56%
Net Interest Income After Provision for Loan Losses	2,577	2,490	3.49%	5,175	4,804	7.71%
Noninterest Income						
Service Charges on Deposit Accounts	246	180	36.67%	419	360	16.39%
Securities Gains	399	371	7.55%	289	452	-36.06%
Other Operating Income	348	204	70.59%	626	341	83.64%
Total Noninterest Income	993	755	31.52%	1,334	1,153	15.72%
Noninterest Expense						
Personnel Expense	1,009	901	11.99%	2,022	1,814	11.46%
Occupancy Expense	105	78	34.62%	200	156	28.33%
Equipment Depreciation and Maintenance	103	87	18.39%	192	170	12.71%
Intangibles amortization	69	44	56.82%	138	89	55.06%
Other operating expense	536	463	15.77%	1,002	926	8.21%
Total Noninterest Expense	1,822	1,573	15.83%	3,554	3,155	12.63%
Income Before Income Taxes	1,748	1,672	4.55%	2,955	2,802	5.47%
Income Taxes	525	511	2.74%	879	852	3.17%
Net Income	$1,223	$1,161	5.34%	$2,076	$1,950	6.47%
Per Share Data						
Net Income	$0.50	$0.48	5.63%	$0.86	$0.80	6.96%
Cash Dividends	$0.17	$0.16	6.25%	$0.34	$0.32	6.25%
Equivalent Shares Outstanding	2,423,015	2,429,733	-0.28%	2,422,359	2,433,377	-0.45%